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                                                                    EXHIBIT 10.3
                                                CONFIDENTIAL TREATMENT REQUESTED

[LETTERHEAD OF MARQUETTE MEDICAL SYSTEMS APPEARS HERE]


                                   ADDENDUM

This Addendum (the "Addendum"), made and entered into as of the 14th day, of September 1998, is additive to the Distribution And License Agreement ("Agreement") dated January 23rd, 1997 by and between Data Critical Corp. ("DCC") a Delaware corporation, and Marquette Medical Systems ("Marquette"), a Wisconsin corporation. It also updates the Letter Agreement (the "Letter") dated October 13, 1997 between Brad Harlow and Marquette.

WHEREAS, Marquette and DCC desire to continue their business relationship outlined in the Agreement and Letter related to the distribution of certain products of DCC;

NOW, THEREFORE, in consideration of the premises, the parties agree to the following:

1.  IMPACT.wf(TM)

    1.1 Specifications for IMPACT.wf Version 2.0 Software. See Attachment A.

    1.2 Pricing for IMPACT.wf. See Attachment B. There is no longer special pricing for Columbia/HCA customers.

    1.3 Purchase Orders. Marquette will place such Purchase Orders as needed to fulfill customer demand for IMPACT.wf. Once a P.O. that includes IMPACT.wf is booked at Marquette, a corresponding P.O. to DCC will be sent within 10 working days.

    1.4 Distribution Requirements to Maintain Exclusivity.

      a) Marquette agrees to promote and endorse the IMPACT.wf with all telemetry sales. The IMPACT.wf will be included as an option or as a direct line item for all telemetry system quotations.

      b) Marquette agrees to quarterly sales targets, as specified in Section 1.5, of a minimum number of iMPACT.wf systems from DCC. If Marquette does not purchase the minimum number of systems in any quarter, DCC may, at its sole discretion, immediately cancel the exclusivity provided Marquette as defined in Section 1.8 below. Credit for systems that exceed the minimum requirements for any quarter can be carried forward into the next quarter. The average purchase price shall be equal to or greater than [*] per system.

[*] Confidential treatment requested

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    1.5 Minimum Quarterly IMPACT.wf Systems Sales Targets. For Q4'98, commencing
    October 1, 1998, the minimum number shall be [*] systems per quarter. For Q1'99, the minimum shall be [*] systems per quarter. For Q2'99, the minimum shall be [*] systems per quarter. For Q3'99, the minimum shall be [*] systems per quarter. For Q4'99, the minimum: shall be [*] systems per quarter.

    1.6 Monthly Listing of Telemetry Quotations. For as long as DCC provides exclusivity as specified in Section 1.8, Marquette will, on a monthly basis, forward a list of all customers that received Telemetry/IMPACT.wf quotations in the U.S.

    1.7 Regulatory. Marquette assumes responsibility to obtain, as promptly as reasonably possible, FDA clearance for a 510k submission and Canadian medical device clearance. All regulatory testing and compliance testing necessary will be performed by Marquette. DCC will make documentation on Version 2.0 available to Marquette as needed to aid in regulatory approvals.

    DCC shall be solely responsible for identifying, and obtaining, at its sole cost and expense, all necessary frequency broadcast clearances from the United States Federal Communications Commission (FCC) which are required for the development, manufacture, or sale of the DCC products in the United States. DCC and Marquette will work together on a best-effort basis to establish a plan that will provide all necessary frequency broadcast clearances from the Industry Canada regulatory agency which are required for the development, manufacture, or sale of the DCC products in Canada.

    1.8 Exclusivity for IMPACT.wf Version 2.0 Software. DCC will not offer for sale the Marquette-specific feature of Version 2.0 software (i.e. APEX-initiated waveform paging only) to any other manufacturer during the Term of this Agreement unless Marquette violates the Distribution Requirements or is in default/breach of any portion of the Agreement, Addendum or Letter.

    1.9 Software Upgrade for Existing Customers. Marquette shall have the right to upgrade software at existing customers at no charge from DCC. DCC will provide, at its Redmond facility, one training session for Marquette Service on the proper procedure to upgrade both the Software and Receiver software. Any additional work required of DCC to complete desired software upgrades shall be provided to Marquette at a negotiated rate. Marquette shall be responsible for the purchase of all specialized equipment (such as cables, electrostatic mats, etc.) needed to properly complete the software upgrade.

    [*] Confidential treatment requested.

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2. Notices

    2.1 Notices. Any notice required or permitted to be given to another party hereto shall be given by sending such notice by registered mail or certified mail, postage prepaid, to the address set forth below, or to such other address as that party may designate by like notice:

      If to DCC:                  Data Critical Corp.
                                  2733 152nd Avenue NE
                                  Redmond, WA 98052
                                  Attn: Brad Harlow, VP & General Manager

      If to Marquette:            Marquette Medical Systems, Inc.
                                  8200 W. Tower Avenue
                                  Milwaukee, WI 53223
                                  Attn: Gary Close, Sr. Vice President

In Witness Whereof, the parties hereto have executed and delivered this Addendum by their duly authorized officers on the date specified above:


DCC:                              Data Critical Corp.



                                  By: /s/ Brad R. Harlow
                                     -----------------------------------
                                    Brad R. Harlow, VP & General Manager



MARQUETTE:                        Marquette Medical Systems, Inc.


                                  By: /s/ Gary Close
                                     -----------------------------------
                                    Gary Close, Sr. Vice President



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